As filed with the Securities and Exchange Commission on July 1, 1999.
                                                           Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             ------------------------------------------------------
                             ASCENT ASSURANCE, INC.
                      (formerly, Westbridge Capital Corp.)
               (Exact name of issuer as specified in its charter)
   Delaware                                             73-1165000
(State of Incorporation)                             (I.R.S. Employer
                                                     Identification No.)

                       110 West Seventh Street, Suite 300
                             Fort Worth, Texas 76102
                                 (817) 878-3300
          (Address and telephone number of principal executive offices)

                             ASCENT ASSURANCE, INC.
                             1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

                            Patrick H. O'Neill, Esq.
             Executive Vice President, General Counsel and Secretary
                             Ascent Assurance, Inc.
                       110 West Seventh Street, Suite 300
                             Fort Worth, Texas 76102
                                 (817) 878-3300
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                        Attention: Robert S. Reder, Esq.

                         CALCULATION OF REGISTRATION FEE


Title of Securities to       Amount to be         Proposed Maximum         Proposed Maximum         Amount of
   be Registered             Registered         Offering Price Per       Aggregate Offering     Registration Fee
                                                        Share                    Price
------------------------- --------------------- ------------------------ ------------------------ -----------------
Common Stock (par value     1,638,804 shares             $4.39                 $4,818,220            $1,339.47
  $0.01 per share)
------------------------- --------------------- ------------------------ ------------------------ -----------------

* The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and represents (i) the aggregate exercise price of all options to acquire any of the above-registered shares granted under the Plan as of the Effective Date of this registration, plus (ii) the product of the remaining shares registered hereunder available for future grant under the Plan multiplied by a per share price of $3.13, the average price of Ascent Assurance, Inc. Common Stock on the OTC BB on June 21, 1999.

                                     PART I

ITEM 1.  PLAN INFORMATION

                  This Registration Statement relates to the registration of 1,638,804 shares of Common Stock, $0.01 par value per share, of ASCENT ASSURANCE, INC. (the "Registrant") awarded under the Ascent Assurance, Inc. 1999 Stock Option Plan (the "Plan"). Documents containing the information required by
Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Ascent Assurance, Inc., 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 (telephone: 817-878-3300).

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been filed by Ascent Assurance, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          2. The description of the Company's Capital Stock contained in the registration statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          3. The Company's Reports on Form 8-K, dated September 18, 1998, December 28, 1998 and March 26, 1999, respectively.

          4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

All documents, filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

                  The Common Stock being registered hereunder has been registered pursuant to Section 12 of the Exchange Act and a description of the Common Stock is contained in the Exchange Act registration statement which has been filed with the Commission.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 145 of the Delaware General Corporation Law, INTER ALIA, generally empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expense (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  The Registrant's Second Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as a director. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent conduct). This provision does not exonerate the directors from liability under federal securities laws nor does it limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Registrant's Amended and Restated By-laws effective March 24, 1999 provide that the Registrant shall, to the fullest extent permitted by Delaware Law, indemnify its officers and directors against liabilities, cost and expenses as provided by Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  See Exhibit Index on page 8.

ITEM 9.  UNDERTAKINGS.

(1)       The Company hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-mentioned provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth and the State of Texas, on June 29, 1999.

                                   ASCENT ASSURANCE, INC.

                                   By:   /S/ PATRICK H. O'NEILL
                                         Patrick H. O'Neill
                                         Executive Vice President,
                                         General Counsel and Secretary

                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby severally constitutes and appoints Patrick J. Mitchell and Patrick H. O'Neill and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

SIGNATURE                                        TITLE                                      DATE
------------------------------------------------ ------------------------------------------ -------------------------
 /S/ PATRICK J. MITCHELL                         Director, Chairman of the Board            April 14, 1999
(Patrick J. Mitchell)                            and Chief Executive Officer
                                                 (Principal Executive Officer)
                                                 (Principal Financial and Accounting
                                                 Officer)

 /S/ JOHN H. GUTFREUND                           Director                                   April 14, 1999
(John H. Gutfreund)

 /S/ RICHARD H. HERSHMAN                         Director                                   April 14, 1999
(Richard H. Hershman)

 /S/ MICHAEL A. KRAMER                           Director                                   April 14, 1999
(Michael A. Kramer)

 /S/ ROBERT A. PEISER                            Director                                   April 14, 1999
(Robert A. Peiser)

 /S/ JAMES K. STEEN                              Director                                   April 14, 1999
(James K. Steen)

                                                   EXHIBIT INDEX

Exhibit No.                                      Description

4(a) Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 8-A filed on March 25, 1999.

4(b) Amended and Restated By-laws of the Company, effective as of March 24, 1999 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 8-A filed on March 25, 1999.

5 Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the Company's Common Stock.

23(a)                    Consent  of  Milbank,   Tweed,   Hadley  &  McCloy  LLP
                         (included in the Opinion filed as Exhibit 5 hereto).

23(b)                    Consent  of  PricewaterhouseCoopers   LLP,  independent
                         auditors.

24 Power of Attorney (set forth on the signature page hereof).

99(a)                     Ascent Assurance, Inc. 1999 Stock Option Plan.

                                                            Exhibits 5 and 23(a)

                                  [LETTERHEAD]

                                  June 29, 1999

Ascent Assurance, Inc.
110 West Seventh Street, Suite 300
Fort Worth, Texas 76102

     Re: Registration Statement on Form S-8 of Ascent Assurance, Inc. Relating to the Issuance of Shares of Common Stock Pursuant to the Ascent Assurance, Inc. 1999 Stock Option Plan.

Ladies and Gentlemen:

                  We have acted as special counsel to Ascent Assurance, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the offering of up to 1,638,804 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), to be issued pursuant to the provisions of the Ascent Assurance, Inc. 1999 Stock Option Plan (the "Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

                  We are of the opinion that, when (i) the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with and (ii) the Shares shall have been duly issued and paid for in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Milbank, Tweed, Hadley & McCloy LLP

RSR/RH

                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 29, 1999 relating to the financial statements and the financial statement schedules, which appears on page 40 of the Ascent Assurance, Inc. (formerly, Westbridge Capital Corp.) Annual Report on Form 10-K for the year ended December 31, 1998.

PricewaterhouseCoopers LLP
Dallas, Texas

June 29, 1999